Vision Improvement
In Pilots With Presbyopia Following Perceptual Learing

Anna Sterkin[1] PHD, Oren Yehezkel[1] PHD, Maria Lev[1] MS, Ravid Doron[1] MS, Moshe Fried[1] PHD, Yuval Levy[2] MD MHA, Liora Levian[2] MHA, Russell Pokroy[2] MD, Barak Gordon[2] MD MHA, Uri Polat1 PHD, Tova Ma-Naim
[1] MD
[1] Faculty of Medicine, Goldschleger Eye Research Institute, Sheba Medical Center, Tel Aviv University, Israel
[2] Israeli Air Force, Aeromedical Unit, IDF, Israel

I Background

The Need

Presbyopia, from the Greek for aging eye, is an inevitable age-related decline in near vision, with the first reported symptoms occurring between 42 - 44 years of age, has multiple negative effects on the quality of vision. No one escapes this, not even top air force pilots.



Israeli Air Force pilots continue combat missions even after the onset age of presbyopia. However, any optical correction for presbyopia limits their flying capabilities, especially when using special optic equipment as Night Vision Goggles or a Helmet Display Unit.

Pilots report subjective decline in their near vision that affects their flight performance, even when most of them are not diagnosed as presbyopic or are diagnosed early in the onset of presbyopia, according to the golden standard static near chart measurements.

Therefore, there is an operational need to overcome or delay the effects of presbyopia in order to avoid the use of optical corrections. Moreover, there is a need for a more accurate identification of visual function deficit symptoms that are not currently shown in the static chart measurements.

The Solution

Dynamic digital measurement for functional acuity

Dynamic digital measurement using varied presentation of stimuli during acuity measurements provides additional dimensions of information, thus closer reflecting real life visual performance.

The common **static chart measurements** of acuity with unlimited time to process visual information reflects the ability to process static visual inputs (also allowing the engagement of compensational mechanisms, such as pinhole).

However, critical real-life visual functions are rarely limited to static information, hence detection cannot be fully achieved using static measurements and requires dynamic measurements.

Perceptual learning methodology for improvement

The perceptual learning method, which is the repeated practice on a demanding visual task, were validated as an effective tool for functional improvement (using a variety of visual tasks), showing that the adult visual system can change according to behavioral demands.

We aimed to apply proven perceptual learning methodology already successfully tested on a general population to a specialized group with superior visual functions - active air force pilots.

Earlier findings using perceptual learning*

- Near visual acuity of presbyopes, between the age of 40 to 60, was significantly improved following perceptual learning.[1]
- Improvements persisted for over more than 6 years for which the technology is available (mean 2.5), despite the natural deterioration of ~1.25 Diopters and 2 ETDRS lines expected during this time.[2]
- Young participants achieved significant improvement in distance visual acuity. Improvements in contrast sensitivity and processing speed were generalized to higher visual functions, such as reading, in both young and presbyopic participants.[3]

[1] *Training the brain to overcome the effect of aging on the human eye. Polat, Schor, Tong, Zomet, Lev, Yehezkel, Sterkin & Levi. Nature's Scientific Reports 2, Article number: 278 (2012).*
2 *Brain plasticity overcomes presbyopia - persistence over time. Polat, Yehezkel, Sterkin, Lev, Ma-Naim. AAO annual meeting (2013).*
[3] *Learning to be fast: gain accuracy with speed. Sterkin, Yehezkel, Polat. Vision Res 61: 115-24 (2012).*

-Using an application developed by GlassesOff ™. www.glassesoff.com

Financial interest: GlassesOff Inc.
The study supported by the Medical Corps, IDF, ISF, GlassesOff Inc.

II Methods

Participants

- 60 pilots (mean age ~48), all volunteers.
- 32 finished the protocol; of them, 28 were retested in lab.

Perceptual learning methodology

Adaptive method of incremental changes in stimulation parameters, tailored to individual performance both within and between sessions, was applied to exercise basic visual functions using a dedicated mobile application developed by GlassesOff™*.

Protocol:
- 12-15 min/session, 3 times/week.
- 2 to 4 months.
- Viewing distance of 15 in' (40 cm).

Task:
- Gabor contrast detection or discrimination.
- Paradigms with increasing difficulty.



Dynamic digital measurement

Dynamic digital measurement as a function of presentation duration and spatial crowding was applied to measure near visual acuity using a dedicated mobile application developed by GlassesOff™*.

Protocol:
- 5 - 10 minutes, before and after training.
- Viewing distance of 15 in' (40 cm).

Task:
- Detection of central letter E orientation (target) embedded in a 5 by 5 matrix of letters E with random orientation.
- Short controlled presentation duration ranging between 30 to 240 milliseconds.
- Varied spacing (spatial crowding).





Image representation using a Gabor matrix:
In the brain's visual cortex, any image can be represented by a matrix of Gabor patches that vary in spatial frequency, contrast and orientation.

Additional visual function measurements
Tested before and after training in the lab:

Contrast Sensitivity

Contrast sensitivity was tested by finding the detection threshold for Gabor stimuli:
- Using a PC.
- Spatial frequencies of 4 and 6 cycles per degree.
- Viewing distance of 15 in" (40 cm).

Gabor Stimuli



Reading speed

Reading speed was tested by measuring the time needed for overt reading of sentences:
- Using the MNREAD chart.
- Viewing distance of 15 in" (40 cm).



Processing speed

Processing speed was tested using identification of objects of the same shape and color as in the target stimulus:

- With changing the time gap between the target and the masking stimulus (ISI).
- Target stimulus containing a random pair
- of objects, and asking stimulus containing all possible objects.
- ISI range from 30 to 130 milliseconds.
- Presentation duration: 80 milliseconds; 16 possible objects.
- All possible combinations, randomly repeated 48 times.
- Min time gap resulting in 80% accuracy.



III Results

Visual Acuity

Significant improvements, after training, were achieved despite the group's superior starting point as evident by the near visual acuity for brief presentations (P < 0.001)*.

Pilots improved after training both in chart and dynamic acuity measurements (P < 0.001):
- 35% improvement in chart
- 31% improvement in brief acuity
- Most of them reachitng the level of young controls with no significant difference.

It is assumed that Improvements in contrast sensitivity and processing speed (as presented next) underlie these gains in VA.

* *Visual acuity for dynamic presentations (120 & 60 milliseconds) in comparison with 152 age-matched controls.*



Processing Speed

Training gains were generalized to higher functions that are critically affected by processing speed.

Such generalizations are evident in shape & color binding.

A 28 millisecond decrease in the minimum time required between the target and mask stimulus to correctly identify the target, representing a 24% improvement (P = 0.001).


119
91

Reading Speed

Training gains were generalized to higher functions, such as 32% improvement in reading speed
A significant gain of 4 seconds (p=0.001) in reading a sentence with the minimal font size (from 12.7 to 8.7 seconds).


13
9

Contrast Sensitivity

Contrast sensitivity (CS) increased significantly for Gabors with both tested spatial frequencies, underlying the observed acuity improvements.


32
22
Spatial frequency (cpd)

Self-reported Improvment

Over 70% of the participants report substantial changes in their near vision.

60% of the participants report substantial changes in their reaction times.

90% of the participants that completed the program requested to continue their access to the GlassesOff technology to maintain the acquired gains and asked that their peers be added to future studies.



IV Conclusions

Functional visual acuity is not fully reflected in standard static chart measurements of acuity with unlimited time to process visual information, mainly reflecting the ability to process static visual inputs (also allowing the engagement of compensational mechanisms, such as pinhole).

Dynamic digital measurement using varied presentations of stimuli during acuity measurements closer reflects real life visual performance, which is especially critical for pilots.

Training using perceptual learning technology is effective for overcoming blurred near vision in presbyopic pilots, even when most of them are not diagnosed as presbyopic or are diagnosed early in the onset of presbyopia, according to the golden standard static near chart measurements.

Following training, over 90% of the participants do not require the use of optical correction for presbyopia, successfully resolving the related operational limitations posed by any optical correction, especially when using special optic equipment as Night Vision Goggles and a Helmet Display Unit.